UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On September 9, 2021, Precision BioSciences, Inc. (the “Company”) issued a press release to announce its first R&D event focused on in vivo gene editing and also announced its license and collaboration agreement with iECURE to develop ARCUS-based gene editing therapies. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated in this Item 7.01 by reference.

As described in the accompanying press release, the Company will host a live webcast today, Thursday, September 9, 2021 at 8:00 a.m., Eastern Time, featuring presentations from Company management as well as featured guest speakers and will outline the Company’s development strategy to advance its in vivo gene editing portfolio. The agenda will include an overview of ARCUS, the Company’s proprietary platform for in vivo gene correction, new pre-clinical data, timelines for leading in vivo gene editing programs, and updates from academic and industry collaborators. Access to the live webcast and the accompanying presentation materials, including a copy of the Company’s corporate deck, will be available in the “Investors & Media” portion of the Company’s website at https://investor.precisionbiosciences.com.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 9, 2021, the Company provided an update regarding its clinical development strategy for its in vivo gene editing pipeline and also announced its license and collaboration agreement with iECURE to develop ARCUS-based gene editing therapies.

The Company expects that three of its preclinical programs will advance to investigational new drug (“IND”)/clinical trial application (“CTA”) in the next three years:

•

As part of an agreement to expedite development, iECURE expects to advance the Company’s PBGENE-PCSK9 candidate for familial hypercholesterolemia (“FH”) through Phase 1 clinical studies with CTA filing expected as early as 2022.

•	The Company has initiated IND-enabling activities and expects to submit an IND application for PBGENE-PH1 for primary hyperoxaluria type 1 (“PH1”) in 2023.
•	The Company will pursue clinical development of its PBGENE-HBV candidate for chronic hepatitis B virus (“HBV”) and expects to submit an IND/CTA in 2024.

The Company has also announced that it has signed a license and collaboration agreement with iECURE, a mutation-agnostic in vivo gene editing company striving to cure devastating diseases with high unmet need, co-founded by James M. Wilson, M.D., Ph.D. Using the Company’s PCSK9-directed ARCUS nuclease, iECURE plans to advance the Company’s PBGENE-PCSK9 candidate into a Phase 1 study in FH and gains access to the Company’s PCSK9-directed ARCUS nuclease to develop four other pre-specified gene insertion therapies for genetic diseases, focusing initially on liver diseases. The Company will retain rights to PBGENE-PCSK9, including for FH and all products developed for genetic indications except those licensed to iECURE. In return for its license grant, the Company will receive an equity stake in iECURE and is eligible to receive milestone and royalty payments on sales of iECURE products developed with ARCUS.

Presentations from the Company’s in vivo Gene Editing R&D event will highlight the Company’s clinical development strategy and updates on the following wholly-owned and partnered preclinical programs using ARCUS-mediated editing:

Featured Preclinical Data

•

ARCUS for Gene Insertion into the PCSK9 locus: Due to the unique type of cut made by ARCUS nucleases, we believe ARCUS may be better suited for gene insertion than CRISPR-based gene editing tools. In non-human primates (“NHPs”), ARCUS was observed to be more efficient than CRISPR at inserting a Factor IX transgene into the PCSK9 locus. The Factor IX transgene is responsible for making the coagulation Factor IX protein associated with hemophilia B bleeding disorder.

•

ARCUS for Chronic HBV (PBGENE-HBV): Current standard-of-care treatments for HBV suppress viral replication, but often do not clear the virus, leaving covalently closed circular DNA (“cccDNA”) and integrated HBV genomes that enable viral persistence. The Company’s gene editing program for HBV applies ARCUS to knockout this persistent cccDNA and potentially further reduce viral persistence.

New preclinical data to be presented today, and data previously presented at the American Society of Gene & Cell Therapy Annual Meeting, show that ARCUS efficiently targeted and degraded HBV cccDNA in HBV-infected primary human hepatocytes and reduced expression of HBV S-antigen (“HBsAg”) by as much as 95%. Similar levels of HBsAg reduction were observed in a newly developed mouse model of HBV infection following administration of ARCUS mRNA using lipid nanoparticle (“LNP”) delivery. The Company will pursue clinical development of its PBGENE-HBV candidate using LNP delivery and expects to submit an IND in 2024.

•

ARCUS for Mitochondrial Genome Editing: Mitochondrial diseases frequently are caused by pathogenic mutations in the mitochondrial genome that reduce the ability of mitochondria to convert food and oxygen into energy to sustain life and support organ function. Mitochondrial diseases affect approximately 1 in 5,000 individuals.

Recent preclinical studies used mitochondrial-targeted ARCUS (“mitoARCUS”) to selectively eliminate mutant mitochondrial genomes that cause disease in cell and animal models. In work conducted by the Company, a hybrid cell model with a mixture of wild-type (healthy) and mutant mitochondrial genomes, a single treatment with mitoARCUS mRNA converted the cells to >99% wild-type. Work led by Carlos T. Moraes, Ph.D., Esther Lichtenstein Professor in Neurology at the University of Miami Miller School of Medicine and in a mouse model of mitochondrial disease and published online in Nature Communications on May 28, 2021, found that mitoARCUS delivered by AAV effectively targeted and depleted mutant mitochondrial genomes in multiple tissues. No editing of potential nuclear off-target sites could be detected, and liver and skeletal muscle showed robust elimination of mutant mtDNA with concomitant restoration of markers of mitochondrial function.

•

ARCUS for FH (PBGENE-PCSK9): The Company’s gene editing program for FH seeks to knockout expression of the PCSK9 gene. As published by Wang et al. in Molecular Therapy in June 2021, “Long-term Stable Reduction of Low-density Lipoprotein in Nonhuman Primates Following In Vivo Genome Editing,” PBGENE-PCSK9 is supported by extensive NHP data over a three-year period, which demonstrates a long-term, stable edit accompanied by up to an 82% reduction from baseline in PCSK9 levels and up to a 62% reduction in LDL levels.

Data will be presented on the clinical nuclease which is expected to be delivered by AAVrh79 in a Phase 1 clinical study to be conducted by iECURE.

•

ARCUS for PH1 (PBGENE-PH1): The Company’s gene editing program for PH1 applies ARCUS to knockout the well-characterized HAO1 gene to prevent the production of a toxic metabolite called oxalate that causes extremely severe and potentially fatal kidney stone accumulation in patients.

NHP data supporting this approach has shown, on average, a 98.0% reduction in HAO1 mRNA and a 97.9% reduction in the encoded protein after a single administration of an AAV vector encoding ARCUS. Compared to published results with siRNAs targeting HAO1, the Company’s approach appeared to provide an improved metabolic profile with the potential for long-term benefit from a single dose. The Company has initiated IND-enabling activities and expects to submit an IND application for this program in 2023 using LNP delivery.

•

ARCUS for Duchenne Muscular Dystrophy (“DMD”) (PBGENE-DMD): ARCUS genome editing has previously been shown to increase expression of a shortened version of dystrophin in cultured myoblasts from a DMD patient. The approach uses two ARCUS nucleases delivered by a single AAV to simultaneously cut and delete a large segment of the dystrophin gene that encodes exons 45 through 55 of dystrophin – a region of the gene that accounts for more than 50% of DMD-causing mutations.

In November 2020, the Company and Lilly announced an exclusive license agreement to utilize ARCUS genome editing for the research and development of up to six potential in vivo targets for genetic disorders. The collaboration initially included three gene targets, with the lead program targeting the dystrophin gene responsible for DMD (PBGENE-DMD). In addition, the Company will use ARCUS for one liver-directed target (PBGENE-LLY2) and one CNS-directed target (PBGENE-LLY3).

The Company’s balance of cash and cash equivalents is approximately $167 million as of August 31, 2021. This estimate is unaudited and does not present all information necessary for an understanding of the Company’s financial condition as of August 31, 2021, and its results of operations for the period then ended. The Company continues to expect that existing cash and cash equivalents will be sufficient to fund planned operations into 2023.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited, to statements regarding the Company's expected cash balance, statements regarding the further development and potential of our ARCUS platform, the clinical development and timeline of PBGENE-PCSK9, PBGENE-PH1 and PBGENE-HBV, our agreement with iECURE and the potential clinical development and benefits thereunder, and our agreement with Lilly and the potential clinical development and benefits thereunder. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Precision BioSciences, Inc. regarding R&D Event, dated September 9, 2021.
99.2	Press release of Precision BioSciences, Inc. regarding iECURE License and Collaboration Agreement, dated September 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: September 9, 2021	By:	/s/ Matthew Kane
Matthew Kane
President and Chief Executive Officer